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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FIVE STAR QUALITY CARE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIVE STAR QUALITY CARE, INC.
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

To the shareholders of Five Star Quality Care, Inc.

        Notice is hereby given that the annual meeting of shareholders of Five Star Quality Care, Inc., a Maryland corporation, will be held at 11:00 a.m. on Tuesday, May 6, 2003, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect two directors in Group II of our board of directors.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The board of directors has fixed the close of business on March 20, 2003, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Directors,

                      EVRETT W. BENTON, Secretary

April 7, 2003

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

FIVE STAR QUALITY CARE, INC.

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 6, 2003

INTRODUCTION

        A notice of the annual meeting of shareholders of Five Star Quality Care, Inc., a Maryland corporation, is on the preceding page and a form of proxy solicited by our board of directors is enclosed. We are paying the cost of this solicitation. In addition to solicitation by mail, our directors and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 7, 2003, together with a copy of our annual report to shareholders for the year ended December 31, 2002 (including our audited financial statements).

        The annual meeting record date is March 20, 2003. Only shareholders of record as of the close of business on March 20, 2003, are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. We had 8,452,634 shares of common stock, $.01 par value per share, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum to take action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the common shares will be voted FOR the election of our board's nominees. To be elected, each nominee for our board must receive the affirmative vote of a majority of our common shares entitled to vote at the meeting. Common shares represented by valid proxies marked "Withhold" as to one nominee or both nominees will not be counted as voting in favor of the applicable nominee or nominees for director. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

        If you do not give a proxy to vote your common shares, your brokerage firm may either leave your common shares unvoted or may vote your common shares on routine matters, including the proposal before the meeting. If your brokerage firm signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR the election of our board's nominees.

Item 1.    Election of two directors in Group II of our board of directors.

        The number of our directors is currently fixed at five, and our board of directors is currently divided into three groups, with two directors in Group I, two directors in Group II and one director in Group III. Directors in each group are elected for three year terms.

        Our business is conducted under the general direction of our board of directors as provided by our charter, our bylaws and the laws of the State of Maryland, the state in which we were reincorporated on September 20, 2001.

        Two of our directors, Barry M. Portnoy and Gerard M. Martin, are involved in our day to day activities and have been designated by our board as managing directors.

        Three of our directors, Bruce M. Gans, M.D., John L. Harrington and Arthur G. Koumantzelis, are our independent directors as defined by currently applicable rules of the American Stock Exchange, or AMEX.

        Our independent directors comprise the audit committee of our board of directors. Our audit committee evaluates and makes recommendations to our board as to the selection of our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with our management and auditors. Our audit committee operates under a written charter adopted by our board of directors.

        Dr. Gans and Mr. Martin constitute our quality of care committee, which reviews the quality of healthcare services provided at facilities which we operate or are operated by others for our account. We have a compensation committee consisting of all five members of our board of directors. The compensation committee determines executive compensation and administers our 2001 Stock Option and Stock Incentive Plan. We do not have a nominating committee.

        During 2002, our board of directors held six meetings, our audit committee met six times and our quality of care committee met three times. During 2002, each director attended 75% or more of the total number of meetings of our board of directors and any committee of which he was a member.

        Each independent director receives an annual fee of $15,000 for services as a director, plus a fee of $500 for each meeting attended. Only one $500 fee is paid if a board meeting and a board committee meeting are held on the same day. The chairperson of the audit committee receives an additional $5,000 annually, and the chairperson of our quality of care committee, Dr. Gans, receives an additional $10,000 annually. Each director automatically receives an annual grant of 1,000 of our common shares as part of his annual compensation. We reimburse all directors for travel expenses incurred in connection with their duties as directors.

        The present directors in Group II are Arthur G. Koumantzelis and Gerard M. Martin. The terms of the Group II directors elected at the meeting will expire at our 2006 annual meeting of shareholders. Our board of directors has nominated Messrs. Koumantzelis and Martin for reelection as the Group II directors. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies for the election of Messrs. Koumantzelis and Martin, except to the extent that proxy cards indicate that the vote should be withheld for one or both nominees. Senior Housing Properties Trust, or SNH, and Messrs. Martin and Portnoy, who collectively have voting control over 311,743.8 of our common shares (3.7% of our common shares entitled to vote at the meeting), intend to vote FOR the election of Messrs. Koumantzelis and Martin as Group II directors.

        The board of directors recommends a vote FOR the election of Arthur G. Koumantzelis and Gerard M. Martin as Group II directors.

(2)

NOMINEES FOR TERMS EXPIRING IN 2006

        The following are the recent principal occupations and ages as of March 20, 2003, of Messrs. Koumantzelis and Martin:

ARTHUR G. KOUMANTZELIS Age: 72

        Mr. Koumantzelis has been one of our directors since 2001. Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. Mr. Koumantzelis is also a trustee of a number of privately held business trusts and has other business interests. Mr. Koumantzelis is a certified public accountant. Mr. Koumantzelis has been a trustee of Hospitality Properties Trust, or HPT, since 1995, and SNH since 1999.

GERARD M. MARTIN Age: 68

        Mr. Martin has been one of our managing directors since 2001. Mr. Martin has been one of the managing trustees of HRPT Properties Trust, or HRPT, SNH and HPT since 1986, 1999 and 1995, respectively. Mr. Martin is a director and 50% beneficial owner of Reit Management & Research LLC, or RMR. Mr. Martin was a director and 50% owner of FSQ, Inc., from 2000 until it was acquired by us in 2002.

        In addition to Messrs. Koumantzelis and Martin, the following persons currently serve on our board of directors or as our executive officers. The following information is as of March 20, 2003:

CONTINUING DIRECTORS

BRUCE M. GANS, M.D. Age: 56

        Dr. Gans has been one of our directors since 2001. Dr. Gans has been Executive Vice President and Chief Medical Officer at Kessler Rehabilitation Corporation, since June 2001. From 1999 to 2001, Dr. Gans was Senior Vice President for Continuing Care and Chairman of Physical Medicine and Rehabilitation at North Shore Long Island Jewish Health System and Professor of Physical Medicine and Rehabilitation at the Albert Einstein College of Medicine in New York City. From 1989 to 1999, Dr. Gans was a Professor and chairman of the Department of Physical Medicine and Rehabilitation at Wayne State University and a Senior Vice President of the Detroit Medical Center. Dr. Gans was a trustee of HRPT from 1995 to 1999. Dr. Gans served as a trustee of SNH from 1999 to 2001, when he resigned to join our board. Dr. Gans is a Group III director and will serve until our 2004 annual meeting of shareholders.

JOHN L. HARRINGTON Age: 66

        Mr. Harrington has been one of our directors since 2001. Mr. Harrington has been Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust for over five years. During that period and until February 2002, Mr. Harrington was also the Chief Executive Officer of the Boston Red Sox Baseball Club. In addition, since March 2002, Mr. Harrington has been Chairman of the Board of Directors of the Yawkey Foundation. Mr. Harrington has been a trustee of HPT since 1995 and SNH since 1999. Mr. Harrington is a certified public accountant. Mr. Harrington is a Group I director and will serve until our 2005 annual meeting of shareholders.

(3)

BARRY M. PORTNOY Age: 57

        Mr. Portnoy has been one of our managing directors since 2001. Mr. Portnoy has been one of the managing trustees of HRPT, SNH and HPT since 1986, 1999 and 1995, respectively. Mr. Portnoy is chairman and 50% beneficial owner of RMR. Mr. Portnoy was a director and 50% owner of FSQ, Inc., from 2000 until it was acquired by us in January 2002. Mr. Portnoy is a Group I director and will serve until our 2005 annual meeting of shareholders.

EXECUTIVE OFFICERS

EVRETT W. BENTON Age: 54

        Mr. Benton has been our President, Chief Executive Officer and Secretary since 2001. Mr. Benton served as President and Chief Executive Officer of FSQ, Inc. from 2000 until it was acquired by us in January 2002. From 1999 until FSQ, Inc. began operations in 2000, Mr. Benton served as a business and legal consultant to RMR and SNH in connection with their negotiations with former tenants of SNH who had filed for bankruptcy. Since 2000, Mr. Benton has been a Vice President of RMR. From 1997 to 1999, Mr. Benton was an independent consultant working in the healthcare and real estate industries.

ROSEMARY ESPOSITO, RN Age: 60

        Ms. Esposito has been our Senior Vice President and Chief Operating Officer since 2001. Since June 2002, Ms. Esposito has been our Chief Clinical Officer. Ms. Esposito served as Senior Vice President and Chief Operating Officer of FSQ, Inc. from 2001 until it was acquired by us in January 2002. From 1999 to 2001, Ms. Esposito was Vice President and Chief Operating Officer of Lenox Healthcare, Inc., which filed for Chapter 11 bankruptcy in 2000. From 1996 to 1999, Ms. Esposito was Vice President of Clinical Services of Lenox Healthcare, Inc., a private company in the business of providing facility leased healthcare services.

MARYANN HUGHES Age: 55

        Ms. Hughes has been our Vice President and Director of Human Resources since 2001. Ms. Hughes served as a Vice President and Director of Human Resources for FSQ, Inc. from 2000 until it was acquired by us in January 2002. From 1996 to 2000, Ms. Hughes was Senior Vice President of Human Resources for Olympus Healthcare Group, Inc., a private company in the business of providing facility based healthcare services.

BRUCE J. MACKEY JR. Age: 32

        Mr. Mackey has been our Treasurer, Chief Financial Officer and Assistant Secretary since 2001. Mr. Mackey served as Treasurer and Chief Financial Officer of FSQ, Inc. from 2001 until it was acquired by us in January 2002. Mr. Mackey is a Vice President of RMR and has served in various capacities with RMR and its affiliates for over five years. Mr. Mackey is a certified public accountant.

        There are no family relationships among any of our directors or executive officers. Our executive officers serve at the discretion of our board of directors.

(4)

OTHER INFORMATION

Summary Compensation Table

        The following table provides certain information concerning the compensation of our Chief Executive Officer and our other named executive officers for the past three years:

Long Term Compensation
Annual Compensation
Name and Principal Position				Restricted Share Awards
	Year	Salary	Bonus
Everett W. Benton President, Chief Executive Officer and Secretary	2002 2001 2000	$200,000 — —	$250,000 — —	$ $	— 26,040 17,260	(1) (1)
Rosemary Esposito, RN Senior Vice President, Chief Operating Officer and Chief Clinical Officer	2002 2001	$231,923 —	$40,000 —		— —
Maryann Hughes Vice President and Director of Human Resources	2002 2001	$140,962 —	$30,000 —		— —
Bruce J. Mackey, Jr. Treasurer, Chief Financial Officer and Assistant Secretary	2002 2001	$127,692 —	$48,000 —		— —

(1)
We were a wholly owned subsidiary of SNH until December 31, 2001. In each of 2001 and 2000, Mr. Benton received a grant of 2,000 SNH common shares. One third of the shares awarded in 2001 vested upon the grant date, one third in 2002 and the remaining one third vests in 2003. One third of the shares awarded in 2000 vested in each of 2000, 2001 and 2002. In the event Mr. Benton ceases to be an employee of RMR during the vesting period, the shares which have not yet vested may be repurchased by SNH for nominal consideration. Vested and unvested SNH common shares are entitled to distributions paid by SNH. The dollar amounts shown represent the total number of vested and unvested SNH common shares awarded during the year shown, multiplied by the closing price for the SNH common shares on the New York Stock Exchange on the grant date. At December 31, 2002, Mr. Benton owned 4,000 SNH common shares, both vested and unvested, which were granted under SNH's incentive share award plan. Based on a closing price of $10.61 per share for the SNH common shares at December 31, 2002, these common shares had a value of $42,440.

Except with respect to incentive share awards under SNH's 1999 Incentive Share Award Plan, neither we nor SNH paid compensation to our executive officers during 2000 and 2001. Their compensation for services to us and SNH was paid by FSQ, Inc. and RMR.

        Messrs. Benton and Mackey each devote a substantial majority of their business time to providing services to us as officers and employees; however, Messrs. Benton and Mackey also dedicate some of their business time to providing services to RMR unrelated to us. Therefore, in addition to receiving compensation paid by us, RMR pays each of Messrs. Benton and Mackey compensation for their services to RMR. None of our executive officers have employment agreements with us or RMR.

(5)

Compensation Committee Interlocks and Insider Participation

        Our compensation committee is comprised of all five of our directors. Relationships between us and certain of our directors are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows the cumulative total shareholder returns on our common shares, assuming a $100 investment on December 17, 2001, the date our common shares began to trade publicly, as compared with: (a) the Standard & Poor's 600 Small Cap Index and (b) a self-constructed peer group, composed of the following senior living companies: American Retirement Corporation, ARV Assisted Living, Inc., Emeritus Corporation, Capital Senior Living Corporation and National Healthcare Corporation. The graph assumes reinvestment of dividends, if any.

(6)

Compensation Committee Report on Executive Compensation

        Our executive compensation programs are designed to (i) attract and retain experienced and well-qualified executives capable of leading us to meet our business objectives and (ii) motivate them to enhance long-term shareholder value. In setting the compensation level for executive officers, our board of directors was guided by the following considerations:

  •
  compensation levels should be competitive with compensation generally being paid to executives in the senior living industry to ensure our ability to attract and retain superior executives; and

  •
  each executive officer's compensation should reflect our performance, the performance of the executive officer's department, if applicable, and the performance of the executive officer.

        Each executive officer's total compensation package included a salary and cash bonus determined by our board of directors and various benefits, including medical insurance plans, that are available to all our employees. Our board of directors attempts to keep our compensation programs competitive by comparing them with those of other local businesses and with companies in the senior living industry nationally. Our board of directors considers several aspects of corporate performance in determining executive compensation and attempts to balance the compensation level for an individual executive officer against his or her specific job requirements, including the individual's level of influence on obtaining corporate objectives.

        Cash Compensation.    Our board of directors determined the 2002 salaries for our Chief Executive Officer and our other executive officers after reviewing the salaries paid by our competitors to executives holding comparable positions. Our board of directors also reviewed executive salaries during 2002, and determined any increases or decreases in annual salaries based on a comparison of each executive officer's actual performance against his or her performance objectives, as well as on various other factors. Cash bonuses were determined at the end of the year based on our performance and our Chief Executive Officer's and our other executive officers' accomplishments for the year. In determining the Chief Executive Officer's and other executive officers' salaries and bonuses for 2002, our board of directors considered our initiatives, including our completion of a common share offering, the completion and integration of three acquisitions, our closing of a new line of credit, effective cost reduction programs, our creation of a rehabilitation department, and our responses to negative industry and economic factors which impacted our business. Among the subjective factors considered by our board of directors in making salary and bonus decisions were the Chief Executive Officer's and the other executive officers' abilities to provide leadership, develop our business, promote our image with our residents and shareholders and manage our growth. When awarding salaries and bonuses to our Chief Executive Officer and Chief Financial Officer our board of directors also considered the compensation paid to each of these officers by their other employer, RMR.

        Equity Compensation.    Our board of directors determined not to award equity compensation to our executive officers during 2002. Any equity compensation program for our executive officers we may implement in the future would be designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term shareholder value, and (iii) encourage executive officers to remain with us and promote our business. Our board of directors administers our stock plan and a subcommittee of our board of directors will determine what grants of shares, options or other rights are to be made to the Chief Executive Officer and others. Our board of directors may, but is not required to, ratify grants made by a subcommittee of our board of directors or compensation

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committee. In addition, in granting shares, options or other rights, our directors expect to consider factors such as the current pricing of our common shares, the amount and terms of restricted shares granted to the executive officers of our competitors, and the amount of time spent on, and the complexity of, the duties performed. The board of directors may impose vesting and other conditions on granted shares, options and other rights.

COMPENSATION COMMITTEE
Bruce M. Gans, M.D. John L. Harrington Arthur G. Koumantzelis Gerard M. Martin Barry M. Portnoy

Audit Committee Report

        Our audit committee is comprised of three directors. None of these directors are officers of ours. All members of our audit committee are independent as defined by currently applicable AMEX rules. Our board of directors has adopted a written charter for our audit committee.

        In the course of its oversight of our financial reporting process, our audit committee has: (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2002; (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; (iv) discussed with the auditors their independence; and (v) considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence and has concluded that it is compatible at this time.

        Based on the foregoing review and discussions, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

AUDIT COMMITTEE
Arthur G. Koumantzelis, Chairman Bruce M. Gans, M.D. John L. Harrington

(8)

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding each person or entity known to us to be the beneficial owner of more than 5% of our common shares and by each of our directors and executive officers, individually and as a group, as of the annual meeting record date. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership (1)
Name and Address	Number of Shares	Percent
Beneficial Owners of More Than 5% of our Common Shares
Benson Associates, LLC (2)	557,400	6.6%
Conus Partners, Inc.; Andrew Zacks (3)	698,600	8.3%
Robert Robotti (4)	599,635	7.1%
Weiss, Peck & Greer, L.L.C (5)	758,400	9.0%
Directors and Executive Officers (6)
Evrett W. Benton	405	*
Rosemary Esposito	—	*
Bruce M. Gans, M.D. (7)	1,190	*
John L. Harrington (7)	1,150	*
Maryann Hughes	—	*
Arthur G. Koumantzelis (7)	1,225.6	*
Bruce J. Mackey Jr.	18.2	*
Gerard M. Martin (7)(8)	173,371.9	2.1%
Barry M. Portnoy (7)(8)	173,371.9	2.1%
All directors and executive officers as a group (nine persons) (7)(8)	315,732.6	3.7%

*
Less than 1% of our common shares.

(1)
Our charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our equity shares. Additionally, the terms of our leases with SNH and our agreement with RMR contain provisions whereby our rights under these agreements may be cancelled by SNH and RMR, respectively, upon the acquisition by any person or group of more than 9.8% of our voting stock or upon other change in control events, as defined. If the breach of these ownership limitations causes a lease default, shareholders causing the default may become liable to us or to other shareholders for damages.

(2)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2003. Benson Associates, LLC has sole voting and investment power over these common shares. The address of Benson Associates, LLC is 111 S. W. Fifth Avenue, Suite 2130, Portland, Oregon 97204.

(3)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003. Conus Partners, Inc. and Andrew Zacks share voting and investment power over these common shares. Mr. Zacks is the

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  Managing Director of Conus Partners, Inc. The address of Mr. Zacks is c/o Conus Partners, Inc., One Rockefeller Plaza, 19th Floor, New York, NY 10020. The address of Conus Partners, Inc. is One Rockefeller Plaza, 19th Floor, New York, NY 10020.

(4)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003. Mr. Robotti shares beneficial ownership of 599,635 of our common shares through: (1) his ownership of Robotti & Company, Incorporated, a broker-dealer, by virtue of the investment discretion Robotti & Company, Incorporated, has over the accounts of its brokerage customers and advisory clients, which hold an aggregate of 399,635 common shares, (2) the IRA of his wife Suzanne Robotti, which holds 10,000 common shares with Robotti & Company, Incorporated, and (3) his position as a Managing Member of Ravenswood Management Company, L.L.C., the general partner of Ravenswood Investment Company, L.P., which owns 200,000 common shares. Mr. Robotti shares voting and investment powers with the previously mentioned individuals and entities. The address of Mr. Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, Suite 503, New York, NY 10017.

(5)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 18, 2003. These common shares are held by Weiss, Peck & Greer, L.L.C. for the discretionary accounts of certain clients. Weiss, Peck & Greer, L.L.C. may share voting and investment power over these common shares, but it disclaims beneficial ownership as to these common shares. The address of Weiss, Peck & Greer, L.L.C. is One New York Plaza, New York, NY 10004.

(6)
The address of each named director and executive officer is c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458.

(7)
Includes the 2002 annual grant of 1,000 common shares as part of the annual compensation to each director.

(8)
Messrs. Martin and Portnoy each directly own 126,000 common shares. Mr. Martin is the sole stockholder of a corporation which owns 12,371.9 common shares. Mr. Portnoy is the sole stockholder of a separate corporation which owns 12,371.9 common shares. Messrs. Martin and Portnoy are each 50% owners and directors of RMR, the investment manager to SNH. SNH, of which Messrs. Martin and Portnoy are managing trustees, owns 35,000 common shares. Under applicable regulatory definitions, Messrs. Martin and Portnoy may be deemed to have beneficial ownership of our shares owned by SNH; however, Messrs. Martin and Portnoy disclaim beneficial ownership of our common shares owned by SNH.

Certain Relationships and Related Party Transactions

        On December 31, 2001, SNH distributed substantially all of its ownership of our shares to its shareholders of record on December 17, 2002. In order to effect this spin off and to govern relations after the spin off, we entered into agreements with SNH, pursuant to which it was agreed that:

  •
  so long as SNH remains a real estate investment trust, we may not waive the share ownership restrictions in our charter on the ability of any person or group to acquire more than 9.8% of any class of our equity shares without, among other requirements, the consent of SNH and our

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    determination that the exception to the ownership limitations would not cause a default under any of our leases;

  •
  so long as we are a tenant of SNH, we will neither permit any person or group to acquire more than 9.8% of any class of our voting stock or permit the occurrence of other change in control events, as defined, nor will we take any action that, in the reasonable judgment of SNH or HRPT, might jeopardize the tax status of SNH or HRPT as a REIT;

  •
  SNH has the option, upon the acquisition by a person or group of more than 9.8% of our voting stock and upon other change in control events, as defined, to cancel all of our rights under the leases we have with SNH;

  •
  so long as we maintain our shared services agreement with RMR or are a tenant under a lease with SNH then we will not acquire or finance any real estate without first giving SNH, HRPT, HPT or any other publicly owned real estate investment trust or other entity managed by RMR the opportunity to acquire or finance real estate investments of the type in which SNH, HRPT, HPT or any other publicly owned real estate investment trust or other entity managed by RMR, respectively, invest; and

  •
  upon SNH's acquisition in 2002 of 31 senior living communities, we would acquire operating assets and liabilities related to these 31 communities and begin to lease these 31 communities from SNH for minimum annual rent of $63 million.

        All of the persons serving as our directors were trustees of SNH at the time of our spin off from SNH. Four of our current directors, Messrs. Harrington, Koumantzelis, Martin and Portnoy, are current trustees of SNH.

        As of December 31, 2002, we lease 94 of the 105 senior living communities we operate from SNH for total annual minimum rent of $76.2 million.

        During 2002 we acquired seven senior living communities from a third party for $27 million. Prior to this acquisition SNH waived its right to acquire these communities, subject to a continuing right to acquire or finance these properties in the event we determine to sell or finance them. To finance the cash portion of this acquisition, we sold a senior living community to SNH, which we purchased in April 2002, for $12.7 million, its approximate carrying value. Simultaneous with this acquisition, SNH acquired eight other senior living communities from the same third party seller. We acquired operating assets and liabilities related to these eight communities. We began to lease from SNH these eight communities and the community we sold to SNH for minimum annual rent of $6.3 million. The terms of this transaction with SNH were negotiated on our behalf by our independent director who is not on the board of SNH.

        During 2002 we and SNH became jointly involved in litigation with Marriott International, Inc. and Marriott Senior Living Services, Inc., the manager of 31 of the senior living communities which we began to lease from SNH in 2002. We and SNH expect to share the costs of this litigation.

        Our Chief Executive Officer and Chief Financial Officer are also officers and employees of RMR. These officers devote a substantial majority of their business time to our affairs and the remainder to RMR's business which is separate from ours. The compensation we pay to these officers reasonably reflects their division of business time. Periodically, these individuals may divide their business time

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differently than they do currently and their compensation from us may become disproportionate to this division.

        In March 2003, SNH terminated a lease for a nursing home community in St. Joseph, Missouri and evicted the tenant, which was not current in its rent obligations to SNH. We have agreed to manage this nursing home until it is re-leased or sold. We will be paid a management fee of 5% of the gross revenues from this nursing home.

        We have an agreement with RMR to provide administrative services to us. RMR is compensated at an annual rate equal to 0.6% of our total revenues. Aggregate fees paid to RMR for services during 2002 were $2.9 million. The fact that RMR has responsibilities to other entities, including our landlord, SNH, could create conflicts; and in the event of such conflicts between SNH and us, the shared services agreement allows RMR to prefer its responsibility to SNH. RMR is owned by Messrs. Martin and Portnoy, each a managing director and member of our board of directors. Messrs. Martin and Portnoy each have material interests in the transaction between us and RMR described above.

        During 2002 we acquired FSQ, Inc., an entity owned by Messrs. Martin and Portnoy, in a merger transaction that was entered into as part of our spin off from SNH. We acquired all of the stock of FSQ, Inc. and Messrs. Martin and Portnoy each received 125,000 of our common shares. The board of trustees of SNH received an opinion from an internationally recognized investment banking firm, to the effect that the merger was fair, from a financial point of view, to us. The terms of this merger were approved by SNH's trustees other than Messrs. Martin and Portnoy.

        Messrs. Martin and Portnoy own the building in which our headquarters is located. Our lease for space was originally executed by FSQ, Inc. This lease expires in 2011. During 2002, we paid rent under this lease of $539,000.

        Until March 31, 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, our counsel and counsel to SNH, HRPT, HPT, RMR and affiliates of each of the foregoing, and he received payments from that firm during 2002 in respect of his retirement.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and AMEX. Our directors, executive officers and greater than 10% shareholders are required to furnish to us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2002, all filing requirements applicable to our executive officers, directors and greater than 10% shareholders were timely met.

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Our board of directors appointed Ernst & Young LLP as our independent auditors for 2002, based on the unanimous recommendation of our audit committee. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us in 2002 were as follows:

Audit Fees	$385,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees
Audit Related (1)	$170,000
All Other	$54,000

(1)
Includes fees for services typically provided by the auditor including assistance with SEC filings.

SHAREHOLDER NOMINATIONS AND PROPOSALS

        To be eligible for consideration at our 2004 annual meeting, shareholder nominations of a person (or persons) to be elected as a director (or directors) must be received at our principal executive office no earlier than December 9, 2003, and no later than January 8, 2004. Shareholder nominations must also be made in compliance with the other requirements for shareholder nominations set forth in our bylaws. Shareholder nominations which meet the requirements of our bylaws will not be included in our proxy for the 2004 annual meeting unless those nominations are also supported by our board of directors, but they may be considered at the annual meeting whether or not they are supported by our board of directors.

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2004 annual meeting, proposals of shareholders other than nominations must be received at our principal executive office no later than December 9, 2003, and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion. Proposals of shareholders other than nominations intended for presentation at the 2004 annual meeting but not intended to be included in our proxy statement for that meeting must be

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received at our principal executive office no earlier than December 9, 2003, and no later than January 8, 2004, and must meet all other requirements set forth in our bylaws.

        Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, Five Star Quality Care, Inc., 400 Centre Street, Newton, MA 02458.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that unless shareholders give contrary instructions only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Relations, Five Star Quality Care, Inc., 400 Centre Street, Newton, MA 02458, telephone (617) 798-8387. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board of Directors,
EVRETT W. BENTON, Secretary
Newton, Massachusetts April 7, 2003

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FSQM-PS-03

FIVE STAR QUALITY CARE, INC.

400 Centre Street, Newton, Massachusetts 02458

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Five Star Quality Care, Inc., a Maryland corporation (the "Company"), hereby appoints EVRETT W. BENTON, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at the Company's offices at 400 Centre Street, Newton, Massachusetts on May 6, 2003, at 11:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒    PLEASE MARK
VOTES AS IN
THIS EXAMPLE

FIVE STAR QUALITY CARE, INC.

1.	Election of Directors in Group II:	2.	In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the meeting.
Nominees: (01) Arthur G. Koumantzelis (02) Gerard M. Martin
FOR BOTH NOMINEES	☐	☐	WITHHOLD AS TO BOTH
FOR BOTH EXCEPT	☐
If you do not wish your shares voted "FOR" a particular nominee, write the name of that nominee on the line provided above. Your shares will be voted for the remaining nominee.
Mark box at right if an address change or ☐ comment has been noted on the reverse side of this card.
Please be sure to sign and date this Proxy.
Shareholder or authorized agent sign here: ______________________	Date:__________	Co-owner or authorized agent sign here: ______________________	Date:__________

QuickLinks

INTRODUCTION
NOMINEES FOR TERMS EXPIRING IN 2006
CONTINUING DIRECTORS
EXECUTIVE OFFICERS
OTHER INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER NOMINATIONS AND PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
FIVE STAR QUALITY CARE, INC. 400 Centre Street, Newton, Massachusetts 02458